Exhibit 23.2

Writer’s Direct Dial: +1 (212) 225-2864

Email: jkarpf@cgsh.com

March 1, 2023

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Re:	Registration Statement on Form S-3 of Edison International

Ladies and Gentlemen:

We hereby consent to the use of our name in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-258265) of Edison International (the “Company”) and in the preliminary prospectus of the Company constituting a part of such Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Jeffrey D. Karpf
Jeffrey D. Karpf, a Partner

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.